Exhibit 10.6

GUARANTY OF NON-RECOURSE CARVE-OUTS

THIS GUARANTY OF NON-RECOURSE CARVE-OUTS (as the same may be amended, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of October 28, 2025, by BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST, a Maryland statutory trust (“Guarantor”) to CIBC BANK USA, an Illinois banking corporation (“Administrative Agent”), and its successors and assigns, for itself as a Lender and as the administrative agent for the “Lenders” as defined in and that are parties to the Loan Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof among BLKM IV, LLC, a Delaware limited liability company (“Borrower”), Administrative Agent and Lenders (together with all renewals, amendments, modifications, increases and extensions thereof, the “Loan Agreement”), Lenders have agreed to make certain loans to Borrower (as amended or otherwise modified from time to time, the “Loans”). The Loan Agreement and each of the other documents evidencing or securing the Loans, including all amendments, modifications and supplements from time to time, are hereinafter referred to collectively as the “Financing Agreements.”

WHEREAS, Lenders are not willing to make the Loans, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Administrative Agent and Lenders of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest or has a financial interest in Borrower, and Guarantor will directly benefit from Lenders’ making the Loans to Borrower.

NOW, THEREFORE, as an inducement to Lenders to make the Loans to Borrower and to extend such additional credit as Lenders may from time to time agree to extend under the Financing Agreements, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

Article 1

DEFINED TERMS
Section 1.1
Defined Terms. Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meaning provided in the Loan Agreement.
Article 2

NATURE AND SCOPE OF GUARANTY
Section 2.1
Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Administrative Agent, for its benefit and the benefit of the Lenders, the payment and performance of the Guaranteed Obligation (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that Guarantor is liable for the Guaranteed Obligation as a primary obligor.
Section 2.2
Definition of Guaranteed Obligation. As used herein, the term “Guaranteed Obligation” means (i) Guarantor’s Recourse Liabilities (as defined herein) and (ii) from and after the occurrence of any Springing Recourse Event, payment in full of all Loans and other Liabilities.
Section 2.3
Definition of Guarantor’s Recourse Liabilities. As used herein, the term “Guarantor’s Recourse Liabilities” means any loss, damage (excluding in all cases, however, special, punitive, exemplary, indirect and consequential damages), cost, expense, liability, claim or other obligation incurred by Administrative Agent and/or Lenders (including reasonable attorneys’ fees) arising out of or in connection with or as a result of any of the following:
(a)
Any material misrepresentation, breach of trust, failure to disclose a material fact for which there was an obligation to disclose, willful misappropriation of funds or theft is committed by Borrower or Guarantor in connection with the Loans or the Collateral;
(b)
Gross negligence of Borrower or Guarantor in connection with the Loans or the Collateral;
(c)
The removal or disposal of any Collateral covered by the Liens in violation of the Financing Agreements;
(d)
Failure to keep the Collateral free and clear from all liens and encumbrances (other than a lien in favor of Administrative Agent);
(e)
The misappropriation or conversion by Borrower or Guarantor of (i) any proceeds paid to Borrower or Guarantor under any insurance policies with respect to any portion of the Collateral covered by the Liens, including, without limitation, by reason of damage, loss or destruction to any portion of such Collateral, or (ii) any proceeds or awards resulting from the condemnation of all or any part of the Collateral covered by the Liens;
(f)
Failure to pay taxes, assessments or other charges which can create liens on any portion of the Collateral covered by the Liens in violation of the Financing Agreements; or
(g)
Failure to turn over to Administrative Agent promptly upon request during the continuance of an Event of Default any reserve or other cash collateral paid by any Underlying Obligor with respect to any Collateral covered by the Liens.
Section 2.4
Definition of Springing Recourse Event. As used herein, the term “Springing Recourse Event” means the occurrence of any of the following:
(a)
The occurrence of a Change of Control in violation of the Loan Agreement without the prior written consent of Administrative Agent;
(b)
Borrower and/or Guarantor files a voluntary petition under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), or a voluntary petition, complaint or application under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively with the Bankruptcy Code, the “Debtor Relief Laws”; any proceeding under the Bankruptcy Code or any other Debtor Relief Law is hereinafter referred to as a “Bankruptcy Proceeding”);
(c)
Borrower and/or Guarantor files an answer consenting to or joins in any involuntary Bankruptcy Proceeding filed against it by any other entity or person under the Bankruptcy Code or any other Debtor Relief Law;
(d)
Borrower and/or Guarantor fails to maintain its existence as a single purpose entity in conformance with the terms and provisions of the Loan Agreement, which failure results in a substantive consolidation of the assets of Borrower and/or Guarantor with any other entity or person in connection with a bankruptcy proceeding;
(e)
In any case or proceeding under the Bankruptcy Code, any other Debtor Relief Law or any other judicial proceeding, Borrower or Guarantor shall propose a plan of reorganization, or otherwise take any action to seek any order, pursuant to which all or any portion of the lien of the Collateral or the obligations of Borrower to pay the Liabilities as specified in the Financing Agreements is rescinded, set aside, or determined to be void or unenforceable, or any of the terms of any of the Financing Agreements are modified without Administrative Agent’s consent (and in any circumstance in which this clause applies, the liability of Guarantor for the obligations set forth in the Financing Agreements shall be determined as if there were no such rescission, set aside, determination of voidness or unenforceability, or modification);
(f)
Fraud or willful misconduct by Borrower or Guarantor in connection with the Loans or the Collateral;
(g)
Any criminal act by Borrower or Guarantor that results in any loss of or to the Collateral due to the forfeiture thereof;
(h)
Any action by Borrower or Guarantor or any Affiliate of Borrower or Guarantor resulting in the loss of lien or lien priority by Administrative Agent on any Collateral;
(i)
Borrower or Guarantor shall fail to obtain Administrative Agent’s prior written consent to any transfer or encumbrance of any portion of the Collateral, or of any direct or indirect legal or beneficial ownership interest in Borrower, or of any economic rights associated therewith unless expressly permitted pursuant to the Loan Agreement;
(j)
Borrower or Guarantor or any Affiliate of Borrower or Guarantor contests or directs any third party to contest the validity or the enforceability of any of the Financing Agreements; or
(k)
Borrower or Guarantor or any Affiliate of Borrower or Guarantor asserts defenses for the purpose of delaying, hindering or impairing the exercise of Administrative Agent’s and/or any Lender’s rights or remedies under any Financing Agreement.

Article 3

GENERAL TERMS AND CONDITIONS
Section 3.1
Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection as to the Guaranteed Obligations. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligation existing after any attempted revocation by Guarantor. This Guaranty may be enforced by Administrative Agent and shall not be discharged by the assignment or negotiation of all or part of the Financing Agreements.
Section 3.2
Guaranteed Obligation Not Reduced by Offset. The Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (other than defense of payment and/or performance) of Borrower or any other Person against Administrative Agent or against payment of the Guaranteed Obligation, whether such offset, claim or defense arises in connection with the Guaranteed Obligation (or the transactions creating the Guaranteed Obligation) or otherwise.
Section 3.3
No Duty To Pursue Others. Administrative Agent has the right to require Guarantor to pay, comply with and satisfy the Guaranteed Obligation under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto. Without limitation of the generality of the foregoing, it shall not be necessary for Administrative Agent (and Guarantor hereby waives any rights which Guarantor may have to require Administrative Agent), in order to enforce the Guaranteed Obligation against Guarantor, first to (i) institute a suit or exhaust its remedies against Borrower or others liable on the Loans or the Guaranteed Obligation or any other person or any of the collateral for the Loans, (ii) enforce Administrative Agent’s rights against any of the collateral for the Loans, (iii) join Borrower or any others liable on the Guaranteed Obligation in any action seeking to enforce this Guaranty, (iv) demonstrate that the collateral for the Loans provides inadequate security for the Loans, or (v) resort to any other means of obtaining payment of the Guaranteed Obligation.
Section 3.4
Payments: Interest on Amounts Payable Hereunder. Guarantor shall pay in immediately available lawful money of the United States of America the Guaranteed Obligations within ten (10) Business Days of written demand by Administrative Agent without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, or notice of acceleration of the maturity. If all or any part of the Guaranteed Obligation shall not be punctually paid when due, the Guaranteed Obligations (to the extent not paid when due) shall bear interest at the Default Rate (as defined in the Loan Agreement) until paid in full and such interest shall be additional Guaranteed Obligations. Administrative Agent shall apply all money received by Administrative Agent from Guarantor to the Guaranteed Obligations then due and payable, in such priority and proportions, and at such time or times as Administrative Agent may elect in its sole discretion.
Section 3.5
Enforcement Costs. Guarantor hereby agrees to pay, within ten (10) Business Days of written demand by Administrative Agent, all costs incurred by Administrative Agent in collecting any amount due from Guarantor and payable under this Guaranty or enforcing or protecting its rights under the Financing Agreements, in each case whether or not legal proceedings are commenced. Such fees and expenses shall be in addition to the Guaranteed

Obligations and shall include, without limitation, actual and documented costs and expenses of outside counsel, paralegals and other hired professionals, court fees, actual and documented costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), actual and documented costs incurred in post-judgment collection efforts or in any Bankruptcy Proceeding to the extent such costs relate to the Guaranteed Obligations or the enforcement of this Guaranty. Amounts incurred by Administrative Agent shall be due and payable within ten (10) Business Days of written demand therefor and shall bear interest at the Default Rate from the date of demand until paid in full. This Section 3.5 shall survive the payment in full of the Guaranteed Obligation.
Section 3.6
Cumulative Remedies. Guarantor acknowledges that, following an Event of Default, Administrative Agent is entitled to accelerate the Loans and exercise all other rights and remedies as have been provided to Administrative Agent under the Financing Agreements and by law or in equity, including, without limitation enforcement of this Guaranty. All rights and remedies of Administrative Agent are cumulative and may be exercised independently, concurrently or successively in Administrative Agent’s sole discretion and as often as occasion therefor shall arise. Administrative Agent’s delay or failure to accelerate the Loans or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Administrative Agent of any right or remedy will preclude further exercise thereof. Notice or demand given to Guarantor in any instance will not entitle Guarantor to notice or demand in similar or other circumstances nor constitute Administrative Agent’s waiver of its right to take any future action in any circumstance without notice or demand. Administrative Agent may (a) release other security for the Loans, (b) release any party liable for the Loans, (c) grant extensions, renewals or forbearances with respect thereto, (d) accept a partial or past due payment or grant other indulgences, or (e) apply any other security held by it to payment of the Loans, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Loans. Administrative Agent will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.
Section 3.7
Unimpaired Liability. Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Financing Agreements or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantor acknowledges and agrees that the liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof):
(a)
Borrower’s or any other Person’s lack of authority or lawful right to enter into any of the Financing Agreements or any officers’ or representatives’ lack of authority or right to enter into Financing Agreements on its behalf, or the obligations thereunder being ultra vires;
(b)
any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Administrative Agent with respect to any of the Financing Agreements including, without limitation, the grant of extensions of time for payment or performance;

(c)
the failure to record any Financing Agreement or to perfect any security interest intended to be provided thereby;
(d)
the release, surrender, exchange, subordination, deterioration, waste, loss, impairment or substitution, in whole or in part, of any collateral for the Loans, the failure to protect, secure or insure any such collateral, the acceptance of additional collateral for the Loans or the failure of Administrative Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral;
(e)
Administrative Agent’s failure to exercise, or delay in exercising, any rights or remedies Administrative Agent may have under the Financing Agreements or under this Guaranty or otherwise available at law or in equity, including but not limited to any neglect, delay, omission, failure or refusal of Administrative Agent (i) to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any collateral for the Loans, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligation;
(f)
the release of Borrower, Guarantor or any other Person now or hereafter party to a Financing Agreement from performance, in whole or in part, under any of Financing Agreement to which each is a party, in each case whether by operation of law, Administrative Agent’s voluntary act, or otherwise;
(g)
any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower or any other Person;
(h)
the termination or discharge of any Financing Agreement or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed in lieu of foreclosure;
(i)
the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against Borrower, Administrative Agent or any other Person, whether in connection with the Loans or any other transaction;
(j)
the accuracy or inaccuracy of the representations and warranties made by Borrower or any other Person in any of the Financing Agreements;
(k)
any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent to Borrower or any other Person;
(l)
any sale, lease or transfer of any or all of the assets of Borrower or any other Person;
(m)
the Guaranteed Obligation, or any part thereof, exceeding the maximum amount permitted by law or violating any usury law;

(n)
any valid defenses (other than the defense of payment), claims or offsets (whether at law, in equity or by agreement) by Borrower which render the Guaranteed Obligation wholly or partially uncollectible from Borrower, whether arising in connection with the Financing Agreements or otherwise,
(o)
the illegality or unenforceability of, or the inability to collect, the Guaranteed Obligation;
(p)
any of the Financing Agreements being irregular or not genuine or authentic; or
(q)
any changes (whether directly or indirectly) in the shareholders, partners or members of Borrower or the reorganization, merger or consolidation of Borrower into or with any other Person.
Section 3.8
Waivers. Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause Administrative Agent to proceed against any of the collateral for the Loans before proceeding under this Guaranty against Guarantor or any other guarantor or indemnitor under the Loans; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against Guarantor; (d) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to the Guaranteed Obligation; (f) all homestead or exemption rights against the Guaranteed Obligation and the benefits of any statutes of limitation or repose; and (g) any defense based upon an election of remedies by Administrative Agent, including any election to proceed by judicial or non-judicial foreclosure of any such collateral, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any other guarantor for reimbursement, or both.
Section 3.9
Waivers of Notice. Guarantor agrees to the provisions of the Financing Agreements and hereby waives notice of (a) any disbursements thereunder made by Administrative Agent to Borrower, (b) any amendment or extension of the Financing Agreements, (c) the execution and delivery by Borrower and Administrative Agent of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Financing Agreements or in connection with the Collateral, (d) the occurrence of any Event of Default, (e) Administrative Agent’s transfer or disposition of the Guaranteed Obligation, or any part thereof, (f) the sale or foreclosure (or posting or advertising for sale or foreclosure) of the Collateral, (g) any default by Borrower or any other Person under or with respect to the Financing Agreements and (h) any other action at any time taken or omitted by Administrative Agent and, generally, all demands and notices of every kind in connection with this Guaranty and the other Financing Agreements.

Section 3.10
Guarantor Bound by Judgment Against Borrower. Guarantor agrees that it shall be bound conclusively, in any jurisdiction, by the judgment in any action by Administrative Agent against Borrower in connection with the Financing Agreements (wherever instituted) as if Guarantor were a party to such action even if not so joined as a party.
Section 3.11
Certain Consequences of Borrower’s Bankruptcy.
(a)
Any payment made on the Loans, whether made by Borrower or Guarantor or any other Person, that is required to be refunded or recovered from Administrative Agent as a preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or under Debtor Relief Laws shall not be considered as a payment made on the Loans or under this Guaranty. Guarantor’s liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Administrative Agent, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loans and other Liabilities, until such time as all periods have expired within which Administrative Agent could be required to return any amount paid at any time on account of the Guaranteed Obligation.
(b)
Until Payment in Full of the Loans and other Liabilities (including interest accruing after the commencement of a proceeding by or against Borrower under the Bankruptcy Code or any other Debtor Relief Law, which interest the parties agree remains a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under any applicable Debtor Relief Law generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Administrative Agent, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under Federal or state law.
Section 3.12
Subrogation and Contribution. Guarantor agrees that no payment by Guarantor under this Guaranty shall give rise to, and Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Administrative Agent) to assert, (a) any rights of subrogation against Borrower or any collateral for the Loans, or (b) any rights of contribution against any other guarantor of the Loans or any other Person, in each case unless and until Administrative Agent has received full and indefeasible payment in full of all Loans and other Liabilities. If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that (x) Guarantor’s rights of subrogation shall be junior and subordinate to Administrative Agent’s rights against Borrower and the collateral for the Loans, and (y) Guarantor’s rights of contribution against any such other guarantor shall be junior and subordinate to Administrative Agent’s rights against such other guarantor.
Section 3.13
Subordination of Indebtedness to Guarantor.
(a)
Any indebtedness of Borrower to Guarantor, whether now or hereafter existing, whether direct, contingent, primary, secondary, several, joint and several, or otherwise,

and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which it has been or may hereafter be acquired by Guarantor, including, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligation, together with any interest thereon (collectively, “Guarantor Claims”), shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loans and other Liabilities. Further, until Payment in Full of the Loans and other Liabilities, Guarantor agrees that should Guarantor receive any payment, satisfaction or security for any Guarantor Claim, the same shall be delivered to Administrative Agent in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loans and until so delivered to Administrative Agent, shall be held in trust for Administrative Agent as security for the Loans.
(b)
In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Administrative Agent. Should Administrative Agent receive, for application against the Guaranteed Obligation, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against Guarantor Claims, then, upon payment to Administrative Agent in full of the Guaranteed Obligation, Guarantor shall become subrogated to the rights of Administrative Agent to the extent that such payments to Administrative Agent on Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligation, and such subrogation shall be with respect to that portion of the Guaranteed Obligation which would have been unpaid if Administrative Agent had not received dividends or payments upon Guarantor Claims.
(c)
Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligation, regardless of whether such encumbrances in favor of Guarantor or Administrative Agent presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent (prior to payment in full of the Loans and other Liabilities), Guarantor shall not (i) exercise or enforce any creditor’s right Guarantor may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.
Section 3.14
Administrative Agent Transferees; Secondary Market Activities; No Transfer by Guarantor. Subject to the terms of the Loan Agreement, Guarantor acknowledges and agrees that Administrative Agent, without notice to Guarantor or Guarantor’s consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loans or servicing rights related to the Loans, grant participations in the Loans, or contract for the servicing of the Loans, and that each such assignee, participant or servicer shall be entitled to exercise all of Administrative Agent’s rights and remedies hereunder; provided, however, no such assignment, sale or participation shall reduce Guarantor’s rights in connection with the Financing Agreements or increase the Guaranteed Obligations. Guarantor further acknowledges that Administrative Agent may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, or participation of the Loans, any and all information which Administrative Agent now has or may hereafter acquire relating to the Loans, the Collateral or with respect to Borrower or Guarantor, as Administrative Agent reasonably determines necessary provided that such disclosure shall be made on a confidential basis. Guarantor irrevocably waives all rights Guarantor may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy. Guarantor may not assign any of Guarantor’s rights, powers, duties and obligations hereunder, or substitute another Person in lieu of Guarantor as the obligor hereunder without Administrative Agent’s prior written consent.
Section 3.15
Financial Statements. Guarantor represents and warrants to Administrative Agent that (i) the financial statements of Guarantor previously submitted to Administrative Agent are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (ii) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. Guarantor shall deliver to Administrative Agent, within the time frames required in the Loan Agreement, financial statements as required by and in accordance with the Loan Agreement. Administrative Agent and its agents have the right, upon prior written notice to Guarantor (notice to be given unless an Event of Default has occurred with respect to the Loans), to examine the records, books and other papers which reflect upon Guarantor’s financial condition and to make copies and abstracts from such materials.
Section 3.16
No Reliance. Guarantor agrees and acknowledges that (a) Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, ability to collect, or value of the collateral for the Loans; (b) Guarantor may be required to pay the Guaranteed Obligation in full without assistance or support of any other party, and (c) Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay the Guaranteed Obligation, or that Administrative Agent will look to other parties to pay or perform the Guaranteed Obligation.
Section 3.17
Termination. This Guaranty shall be automatically discharged as of the date on which (a) all Loans and other Liabilities have been indefeasibly paid in full in cash and (b) the Revolving Loan Commitment has termination in accordance with the terms and conditions of the Loan Agreement.
Article 4

REPRESENTATIONS AND WARRANTIES
Section 4.1
Guarantor Due Diligence and Benefit. Guarantor represents and warrants to Administrative Agent that (a) the Loans and this Guaranty are for commercial purposes, (b)

Guarantor has had adequate opportunity to review the Financing Agreements, (c) Guarantor is fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) Guarantor is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of the matters contemplated by clauses (a) through (c) of this Section 4.1 and in no part upon any representation, warranty or statement of Administrative Agent with respect thereto.
Section 4.2
General. Guarantor represents and warrants to Administrative Agent that:
(a)
Authority. Guarantor is a statutory trust duly organized and in good standing under the laws of the State of Maryland, has full power and authority to execute, deliver and perform the Guaranteed Obligations and has been duly authorized by all necessary trust action to execute and deliver this Guaranty.
(b)
Valid and Binding Obligation. This Guaranty constitutes Guarantor’s legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.
(c)
No Conflict with Other Agreement. Guarantor’s execution, delivery and performance of this Guaranty will not (i) violate any of the trust agreements or other organizational documents of Guarantor, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor, Borrower or any of their respective assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor, Borrower or any of their respective assets are subject.
(d)
No Pending Litigation. No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of Guarantor’s knowledge, threatened in writing against Guarantor which, either in any one instance or in the aggregate, may have a material, adverse effect on Guarantor’s ability to perform Guarantor’s obligations under this Guaranty.
(e)
Consideration. Guarantor owns a direct or indirect interest or has a financial interest in Borrower and will derive substantial benefit from the making of the Loans to Borrower.
(f)
Financial Condition. Guarantor currently is solvent and will not be rendered insolvent by providing this Guaranty. No material adverse change has occurred in the financial condition of Guarantor since the date of Guarantor’s most recent financial statements submitted to Administrative Agent, other than such changes that have been disclosed in writing to Administrative Agent and acknowledged by Administrative Agent.
Section 4.3
Financial Reporting and Financial Covenants. Without limiting anything contained in this Guaranty, Guarantor agrees that, until Payment in Full of the Loans and other Liabilities has occurred, Guarantor shall:
(a)
Deliver to the Administrative Agent the documents required to be delivered pursuant to Sections 8.1(a) and (i) of the Loan Agreement.

(b)
Comply with each of the financial covenants set forth in Section 9.12 of the Loan Agreement.
Article 5

EVENT OF DEFAULT

Any default hereunder (after the expiration of any notice and cure periods expressly provided for herein) shall be deemed an “Event of Default” under the Loan Agreement and the other Financing Agreements.

Article 6

MISCELLANEOUS
Section 6.1
Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, (iii) upon receipt or refusal of delivery after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested or (iv) upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), if sent to an email address, addressed to the addresses set forth below in this Section or as such party may from time to time designate by written notice to the other parties. Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

To Administrative Agent:	CIBC Bank USA 120 South LaSalle Street Chicago, Illinois 60603 Attention: Matthew Tyler, Managing Director Telephone: (312) 564-6020 Email: matthew.tyler@cibc.com
With copy to:

Duane Morris LLP

190 South LaSalle Street - Suite 3700

Chicago, Illinois 60603

Attention: Brian P. Kerwin, Esq.;
Tracy L. Schovain, Esq.

Telephone No: (312) 499-6737;
                          (312) 499-6747

Email: BPKerwin@duanemorris.com;
           TLSchovain@duanemorris.com

To Guarantor:	BLKM IV, LLC c/o MonticelloAM, LLC 600 Third Avenue, 21st Floor New York, New York 10016 Attention: Marc Fox

Telephone: (267) 474-7348 Email: mfox@monticelloam.com Attention: Patti Unti Telephone: (646) 832-3403 Email: punti@monticelloam.com
With copy to:	Polsinelli P.C. 1201 W Peachtree St NW, Ste. 1100 Atlanta, Georgia 30309 Attention: Joshua F. Reif, Esq. Telephone: (404) 253-6045 Email: jreif@polsinelli.com
Section 6.2
Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable in whole or in part, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision (or portion thereof) had never comprised a part hereof; the remaining provisions hereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
Section 6.3
Time of the Essence. Time is of the essence with respect to this Guaranty and the performance and observance by Guarantor of each covenant, agreement, provision and term of this Guaranty.
Section 6.4
Successors and Assigns. This Guaranty shall be binding upon Guarantor and Guarantor’s legal representatives, successors and assigns and shall inure to the benefit of Administrative Agent, and its successors and assigns, except that (a) Guarantor may not assign or transfer Guarantor’s rights hereunder or any interest herein or delegate its duties, obligations and liabilities hereunder without Administrative Agent’s prior written consent in its sole and absolute discretion, and (b) Administrative Agent shall have the right to assign its rights hereunder in accordance with (and subject to the limitations of) the Loan Agreement.
Section 6.5
JURY WAIVER. GUARANTOR AND ADMINISTRATIVE AGENT, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY, ANY OTHER FINANCING AGREEMENT, OR ANY RELATIONSHIP BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT TO PROVIDE THE LOANS DESCRIBED HEREIN AND IN THE OTHER FINANCING AGREEMENTS.
Section 6.6
Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 6.7
JURISDICTION AND VENUE. GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. GUARANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY ADMINISTRATIVE AGENT IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AND COPY RECIPIENTS AT THE ADDRESSES TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS GUARANTY. GUARANTOR WAIVES ANY CLAIM THAT COOK, COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY ADMINISTRATIVE AGENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY ADMINISTRATIVE AGENT OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.
Section 6.8
Entire Agreement. This Guaranty embodies the entire agreement and understanding between Administrative Agent and Guarantor with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, this Guaranty may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 6.9
Phrases. When used in this Guaranty, the phrase “including” (or a word of similar import) shall mean “including, but not limited to,” the phrase “satisfactory to Administrative Agent” shall mean “in form and substance satisfactory to Administrative Agent in all respects,” the phrase “with Administrative Agent’s consent” or “with Administrative Agent’s approval” shall mean such consent or approval at Administrative Agent’s discretion, and the phrase “acceptable to Administrative Agent” shall mean “acceptable to Administrative Agent at Administrative Agent’s discretion”, except as provided otherwise herein. Wherever the context of this Guaranty may so require, the gender shall include the masculine, feminine and neuter, and the singular shall include the plural and vice versa. This Guaranty shall be construed as though drafted by all of the parties hereto and shall not be construed against or in favor of any party.
Section 6.10
Titles of Articles Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Guaranty or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between Guarantor and Administrative Agent.
Section 6.11
Survival. All of the representations, warranties, covenants, and indemnities hereunder, and any modification or amendment hereof, shall survive the closing and funding of the Loans, shall not be deemed to have merged herein, and shall (except to the extent expressly provided for herein) remain as continuing representations, warranties, covenants and indemnities so long as any Liabilities are outstanding and until the Revolving Loan Commitment has terminated in accordance with the terms and conditions of the Loan Agreement.
Section 6.12
Representation by Legal Counsel. Guarantor acknowledges that Guarantor has been advised by Administrative Agent to seek the advice of legal counsel in connection with the negotiation and preparation of this Guaranty. If Guarantor has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Guarantor with any defense to the enforcement of Administrative Agent’s rights hereunder.
Section 6.13
Injunctive Relief. Guarantor recognizes that in the event Guarantor fails to perform, observe or discharge any of Guarantor’s obligations hereunder, no remedy of law will provide adequate relief to Administrative Agent, and agree that Administrative Agent shall be entitled to pursue temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
Section 6.14
Loan Agreement. Guarantor hereby agrees to be bound by any covenants expressly binding upon Guarantor in the Financing Agreements and such covenants are hereby incorporated by reference as if fully set forth herein.
Section 6.15
Modification. This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.
Section 6.16
Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.
Section 6.17
Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
Section 6.18
Reliance. Administrative Agent would not make the Loans to Borrower without this Guaranty. Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Loans shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.
Section 6.19
Waiver of Bankruptcy Stay. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary Bankruptcy Proceeding by or against Guarantor, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. § 105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of Administrative Agent to enforce any rights of Administrative Agent against Guarantor by virtue of this Guaranty or otherwise.
Section 6.20
Further Assurances. Guarantor shall, upon reasonable request by Administrative Agent, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments reasonably required to effectuate the provisions hereof, provided that the same shall not increase any of Guarantor’s obligations hereunder or decrease any of its rights.
Section 6.21
Trusts. With respect to any undersigned that is executing this guaranty as a trustee acting on behalf of a trust, the term “Guarantor” as used herein with respect to such person means and includes such person not personally but solely as trustee of the specified trust and also means and includes all successors in interest to such person, including successor trustees, and this guaranty shall be binding upon such person as trustee and its/their successors and assigns and upon the trust estate.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty of Non-Recourse Carve-Outs as of the date first above written.

GUARANTOR:

BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST, a Maryland statutory trust

By: /s/ Marc Fox_________________________

Name: Marc Fox

Its: Treasurer

Signature Page to Guaranty of Non-Recourse Carve-Outs